Exhibit 10.2
AMENDMENT NO. 4 TO
BUSINESS LOAN AGREEMENT
THIS AMENDMENT NO. 4 TO BUSINESS LOAN AGREEMENT (the “Agreement”) dated and made effective as of December 4, 2009 (the “Effective Date”), by and among WESTMORELAND RESOURCES, INC., a Delaware corporation (“Borrower”) and WESTMORELAND COAL COMPANY, a Delaware corporation (“Guarantor”), and FIRST INTERSTATE BANK, a Montana banking corporation (together with any subsequent holder or holders of the Notes, the “Lender”).
RECITALS
A. Lender and Borrower are parties to a Business Loan Agreement dated October 29, 2007, as amended by Amendment to Business Loan Agreement and Commercial Security Agreement dated October 16, 2008 (the “October 2008 Amendment”), Amendment No. 2 to Business Loan Agreement dated November 20, 2008 (the “November 2008 Amendment”) and Amendment No. 3 to Business Loan Agreement dated November 9, 2009 (the “November 2009 Amendment”) [as so amended, the “Loan Agreement”], providing for an $8,000,000.00 term loan, evidenced by a promissory note (the “Term Note”) and a $20,000.000.00 revolving loan, evidenced by a promissory note (the “Revolving Note”) (the Term Note and Revolving Note are herein sometimes referred to as the “Notes”);
B. The obligations under the Loan Agreement, the Term Note and the Revolving Note are secured by inventory, chattel paper, accounts, equipment and intangibles of Borrower, and supported by the Commercial Guaranty of Guarantor and Guarantor’s pledge of 100% of the common stock of Borrower;
C. Borrower has also requested that Lender advance an additional $4,000,000.00 of principal, resulting in a $12,000,000.00 principal commitment on the Term Note, and extend the Maturity Date of the Term Note on the terms set forth in Exhibit 1 attached hereto (the “Term Note Modification”); and
D. Lender is willing to amend the Term Note as provided in the Term Note Modification subject to and conditioned upon the terms and conditions herein set forth.
AGREEMENT
NOW THEREFORE, in consideration of the Recitals above, of the mutual covenants, representations and warranties below, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the parties agree, intending to be legally bound, as follows:
1. Recitals. The Recitals listed above form an integral part of this Agreement and are fully binding upon each party hereto.
2. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

3. Modification of Related Documents. The following terms and conditions of this Agreement shall control, and shall be deemed to modify and amend all contrary and inconsistent terms and conditions of the Loan Agreement and Related Documents as necessary to give full force and effect to the following as of the Effective Date:
a.
Maturity Date. Any and all references in the Loan Agreement and Related Documents to the Maturity Date of the Term Note are hereby amended and modified as necessary to specifically refer to the new Maturity Date for the Term Note of January 29, 2015.

b.
Modification Fees. Contemporaneous with the parties’ execution of this Agreement, Borrower has paid the Lender’s non-refundable loan modification fee of $40,000.00 for the Term Note, receipt of which is hereby acknowledged by Lender.

c.
Related Documents. Any and all references in the Loan Agreement and Related Documents shall henceforth mean the Loan Agreement and Related Documents as they have been modified and amended hereby, and henceforth all references to “Related Documents” in the Related Documents shall include this Agreement and the other documents and instruments executed and delivered in conjunction with the Term Note Modification.

4. Priority of Liens and Security Interests. The Related Documents, as modified hereby, shall continue to fully and completely secure all of Borrower’s obligations as represented by the Notes and Related Documents. Nothing contained herein is intended to change or adversely affect the perfection or priority of any lien or security interest previously granted as security for the Notes under the Related Documents, and all such liens and security interests shall continue in effect and shall secure the Notes according to their original priority and effective dates.
5. Inconsistency. To the extent there is any inconsistency between the terms of this Agreement and the terms of any of the Related Documents, the terms of this Agreement shall control and shall be given full force and effect.
6. Representations and Warranties. Borrower represents and warrants (a) Borrower’s execution of this Agreement is fully authorized pursuant to Borrower’s bylaws and governing agreements; (b) the execution and performance of this Agreement by Borrower will not conflict with, or result in a breach or violation of, any other agreement, law or order binding on it; (c) all necessary consents, votes, and other approvals required to make this Agreement binding and enforceable against Borrower have been obtained; (d) this Agreement represents a valid and binding contract of Borrower, enforceable in accordance with its terms.

7. Expenses. Borrower shall pay all expenses and costs of Lender in connection with this Agreement, including, without limitation, the fees and expenses of counsel for Lender in connection with the preparation, execution and delivery of this Agreement. In the event that any party to this Agreement breaches this Agreement, a non-breaching party shall be entitled to enforce the provisions hereof and to recover from the breaching party any and all reasonable attorney’s fees and other expenses incurred by the non-breaching party in enforcing the terms of this Agreement.
8. Ratification, Estoppel, Release.
a.
All terms and conditions of the Loan Agreement and Related Documents that are not contrary to, or inconsistent with, the terms and conditions of this Agreement shall remain in full force and effect and are hereby reaffirmed, ratified, confirmed as of the date hereof and are incorporated herein by reference.

b.
Each of the representations, warranties, covenants, and agreements of Borrower, and Guarantor, as set forth in the Loan Agreement and Related Documents are true today, to the same extent as if made today, and are incorporated herein by reference as though more fully set out, except as modified herein.

c.
Borrower and Guarantor each further represent and warrant that as of the date of this Agreement there are no counterclaims, defenses or offsets of any nature whatsoever to any of the obligations of such parties under the Loan Agreement or Related Documents. Borrower and Guarantor each hereby waive, discharge, and release forever all existing rights, claims, defenses, or causes of action, known or unknown, now existing, whether discovered hereafter or not, including but not limited to those related to the Loan which arise from any action or inaction by Lender, and which occurred on or before the date of this Agreement, which each may have against Lender or which might affect the enforceability by Lender of its rights and remedies under any of the Related Documents. Borrower and Guarantor each acknowledge and agree that the waivers, discharges, and releases herein contained are a material inducement for Lender entering into this Agreement, and constitutes an essential part of the consideration bargained for and received by Lender under this Agreement.

9. No Oral Agreements. This written agreement, together with the Loan Agreement and Related Documents which are incorporated herein by reference, is the final expression of the credit agreement between the Borrower and the Lender and may not be contradicted by evidence of any prior or contemporaneous oral agreement between the Borrower and the Lender. Borrower, Guarantor, and Lender each hereby affirm that there is no unwritten oral credit agreement between Borrower and Lender with respect to the subject matter of this written credit agreement.

10. Additional Documents. The parties hereto agree to sign any additional documents reasonably necessary to give effect to the terms of this Agreement, if requested by Lender.
11. Guaranty. Guarantor, by executing this Agreement, consents to the terms herein contained, and acknowledges, confirms and agrees that its Commercial Guaranty remains in full force and effect and constitutes and remains a guaranty of the Notes, the Loan Agreement and the Related Documents.
12. No Fiduciary Relationship. Borrower acknowledges and agrees that its relationship with Lender is a lending relationship only, and that no fiduciary relationship exists between the parties. In entering into this Agreement, Borrower has not relied upon any covenant, representation or warranty by Lender as to the effect of this Agreement, including the tax effect of this Agreement, other than those expressly set forth in this Agreement, and all such other covenants, representations, and warranties are expressly disclaimed by each of the parties.
13. Miscellaneous.
a.	Headings are inserted into this Agreement for convenience only and shall not be considered in construing any provision.
b.	The laws of the State of Montana will govern all provisions of this Agreement.
c.	This Agreement may not be amended, nor any of its provisions waived, except in a writing executed by all parties hereto.

d.	Time shall be of the essence of the Agreement.
e.
The provisions of this Agreement are separable. If any judgment is hereafter entered holding any provision of the Agreement to be invalid or unenforceable, then the remainder of the Agreement shall be carried out as nearly as possible according to its original terms.

f.	No inference in favor of, or against, any person shall be drawn from the fact that such person has drafted all or any part of this Agreement or any other Loan Document.
14. Counterparts. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single Agreement.
15. Successors. The covenants, conditions and agreements contained in this Agreement shall bind, and the benefits thereof shall inure to, the respective parties hereto and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

BORROWER: WESTMORELAND RESOURCES, INC.
By:	/s/ Doug Kathol
	Name:	Douglas P. Kathol
	Title:	Vice President

GUARANTOR: WESTMORELAND COAL COMPANY
By:	/s/ Doug Kathol
	Name:	Douglas P. Kathol
	Title:	Vice President — Development and Treasurer

LENDER: FIRST INTERSTATE BANK
By:	/s/ Steve Tostenrud
Steve Tostenrud
Its: Vice President

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